Exhibit 10.3

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (“Agreement”) is executed and entered into by and between Covenant Group of Texas, Inc., a Delaware corporation (“Secured Party”), and Capital Senior Management 1, Inc., a Texas corporation (“Debtor”), as of August 18, 2004.

W I T N E S S E T H:

     WHEREAS, Debtor and Secured Party have executed and entered into that certain Stock Purchase Agreement dated effective as of July 30, 2004 (“Purchase Agreement”), pursuant to the closing under which Debtor has acquired from Secured Party all of issued and outstanding capital stock of CGI Management, Inc., a Delaware corporation (the “Company”); and

     WHEREAS, pursuant to the closing under the Purchase Agreement, Debtor has executed and delivered to Secured Party that certain Promissory Note dated August 18, 2004, in the original principal amount of One Million Three Hundred Fifty Thousand and No/100 Dollars ($1,350,000.00) made payable by the Debtor to the order of Secured Party (the “Note”); and

     WHEREAS, as an inducement to Secured Party, the parties hereto wish to more fully secure payment and performance of the obligations of the Debtor under the Note pursuant to the terms and provisions set forth hereinbelow;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. The term “Collateral” shall mean all of the shares of the capital stock of the Company, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such capital stock, and all proceeds of the foregoing, as further described in Paragraph 4 below, now or hereafter owned or acquired by Debtor, or by any Affiliate of Debtor. For the purposes of this Agreement, an “Affiliate” of a person or entity means any other person or entity that controls, is controlled by, or is under common control with such person or entity.

     2. As security for the full and timely payment, performance and satisfaction of the Obligations (as defined below), Debtor, for value received, hereby grants to Secured Party a first priority security interest in the Collateral.

     3. As used herein, (a) the term “Obligations” shall mean (i) all of the Debtor’s obligations, covenants and agreements under the Note, together with any and all renewals, extensions, or modifications thereof, and (ii) all of Debtor’s obligations, covenants and agreements under this Agreement, and (b) the term “Loan Documents” shall mean collectively the Note and this Agreement.

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     4. In the event Debtor shall become entitled to receive or shall receive, in connection with any of the Collateral (i) any stock certificate, including any certificate representing a stock dividend or any certificate in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or spin-off or (ii) any option, warrant or right, whether as an addition to or in substitution of any of the Collateral, or otherwise, Debtor shall accept same as encumbered by the security interest created hereby, and shall deliver same forthwith to Secured Party in the exact form received, including as appropriate, Debtor’s endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as a part of the Collateral, subject to the terms hereof; provided, however, that for so long as no event of default (as defined in Paragraph 10 below) is in existence, Debtor shall have the right to receive cash dividends declared and paid on account of the Collateral.

     5. Debtor warrants and represents to Secured Party that (a) Debtor has the power and authority to enter into this Agreement, and to pledge the Collateral for the purposes described herein, (b) Debtor is the sole legal and beneficial owner of all the Collateral, (c) the Collateral constitutes all of the issued and outstanding shares of capital stock of the Company, (d) all of the Collateral has been duly and validly issued and the stock certificate representing the same has been duly executed by the President and Secretary of the Company, (e) to the best of its knowledge the Collateral is fully paid and nonassessable, and is owned by Debtor free of any pledge, mortgage, lien or security interest of any kind, (f) to the best of its knowledge execution and delivery by Debtor of this Agreement, and the performance of its terms, has been duly authorized by all corporate action necessary on Debtor’s part and will not result in any violation or default under Debtor’s corporate charter or bylaws, or under any agreement, instrument, law, governmental rule or regulation, order or judgment applicable to Debtor or the Collateral, (g) to the best of its knowledge upon execution and deliver by Debtor of this Agreement and upon delivery of the Collateral to Secured Party, this Agreement shall create a valid perfected first priority security interest in the Collateral, (h) this Agreement and the Note constitute legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms, and (i) no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or with the exercise by Secured Party of its rights and remedies hereunder.

     6. Until such time as the Obligations have been fully paid, performed and satisfied, Debtor shall not without the prior written consent of Secured Party: (a) sell, convey or otherwise dispose of any of the Collateral or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral, other than the security interest created hereby, (b) consent to, approve, or allow the issuance of any additional equity securities of the Company, or of any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such equity securities, or of any warrants, options, contracts, rights or other commitments entitling any third party to purchase or otherwise to acquire any such equity securities, (c) take any action that could impair in any manner the enforceability of Secured Party’s security interest in the Collateral, (d) fail to take any action necessary to prevent, in any manner, the impairment of enforceability of Secured Party’s security interest in the Collateral, or (e) enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting, or control of any Collateral.

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     7. Until such time as the Obligations have been fully paid, performed and satisfied, Debtor shall (a) maintain good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement, (b)“not permit or suffer to exist any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral, (c) cause any financing statement or other security instrument covering the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party, (d) keep adequate records concerning the Collateral and permit Secured Party and its representatives to inspect Debtor’s books and records of or relating to the Collateral at any time during normal business hours, to make and take away, without charge, photocopies, photographs and printouts thereof and to write down and record any such information, (e) promptly notify Secured Party of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder, and (f) contemporaneously with the execution hereof and from time to time thereafter at Secured Party’s expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the perfection and first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) otherwise to effect the purposes of this Agreement.

     8. Until such time as the Obligations have been fully paid, performed and satisfied, Secured Party shall have the rights contained in this Paragraph.

     (a) If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be a part of the Obligations, secured by the Collateral and payable by Debtor on demand.

     (b) Notwithstanding any other provision herein to the contrary, Secured Party does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

     9. Debtor shall defend, at Debtor’s sole cost and expense, Secured Party’s right, title and security interest in and to the Collateral against the claims of any person or entity.

     10. The occurrence of any one or more of the following events shall constitute a default by Debtor hereunder:

     (a) The failure of timely payment or performance of any of the Obligation and the failure to cure such default within ten (10) days after written notice from Secured Party;

     (b) Default by Debtor in the punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Agreement and the failure to cure such default within thirty (30) days after written notice from Secured Party;

     (c) Any warranty, representation or statement contained in this Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Agreement proves to have been false in any material respect when made or furnished;

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     (d) The making of any levy on or seizure or attachment of any of the Collateral;

     (e) If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within one hundred twenty (120) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iii) files a petition for relief under the United States Secured Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Secured Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Secured Bankruptcy Law and such involuntary petition is not dismissed within one hundred twenty (120) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Secured Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; or (iv) fails to have discharged within a period of one hundred twenty (120) days any attachment, sequestration or similar writ levied upon any property of such party;

     (f) The liquidation or dissolution of Debtor; or

     (g) The Company hereafter issues any shares of any class of equity security (unless immediately upon issuance, additional securities are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of the Company’s outstanding securities as Secured Party had before such issuance) or any warrants, options, contracts, rights or other commitments entitling any third party to purchase or otherwise to acquire any such equity securities.

     11. Upon the occurrence of any of the events of default set forth in Paragraph 10 above, Secured Party may, at Secured Party’s option, (a) proceed immediately to have any or all of the Collateral registered in Secured Party’s name or the name of Secured Party’s nominee, and Debtor hereby covenants that, in such event and upon Secured Party’s request, Debtor will cause the issuer of the Collateral to effect such registration, (b) exercise all voting rights with respect to the Collateral and all other corporate rights and rights of conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if Secured Party were the absolute owner thereof, including without limitation, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company, or upon the exercise by the Company of any right, privilege or option pertaining to any of the Collateral and, in connection therewith, to deliver any of the Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, without liability except to account for property actually received by Secured Party (provided, however, that Secured Party shall have no duty to exercise any of the foregoing rights, privileges or options and shall not be responsible for any delay or failure to do so), (c) proceed immediately to dispose of the Collateral, or any part thereof, and in connection therewith, sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of

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Secured Party’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the Collateral for investment and without any intention to make a distribution thereof), as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right of Secured Party or any purchaser to purchase at any such sale either the whole or any part of the Collateral (in connection with any such sale or disposition, Secured Party need not give more than five (5) calendar days’ notice by certified mail, return receipt requested, of the time and place of any public sale or of the time after which a private sale may take place, which notice Debtor hereby acknowledges to be reasonable.)

     12. The proceeds of any disposition of all or any part of the Collateral, as provided in Paragraph 11 above, shall be applied as follows: (a) first, to the reasonable costs and expenses incurred in connection therewith or incidental thereto, including reasonable attorneys’ fees and legal expenses; (b) second, to the satisfaction of all security interests and liens on the Collateral other than the security interest granted hereby; (c) second, to the satisfaction of the Obligations; (d) third, to the payment of any other amounts required by applicable law; and (e) fourth, to Debtor to the extent of any surplus remaining.

     13. Debtor recognizes and acknowledges that Secured Party may be unable to effect a public sale of all or a part of the Collateral and may elect to resort to one or more private sales to purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agree that such private sales may be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Collateral or to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended.

     14. (i) In the event of any dispute, controversy, or claim arising out of or in connection with this Agreement or with the transactions contemplated hereby, or with the breach or alleged breach hereof, in each case whether sounding in contract, tort, or otherwise (each a “Dispute”), the parties shall settle such Dispute in accordance with the provisions of this Section 14.

           (ii) Upon the occurrence and during the continuation of a Dispute, the parties agree first to attempt to settle such Dispute amicably through consultation and negotiation between their respective executive officers.

           (iii) Upon the occurrence and during the continuation of any Dispute that remains unresolved notwithstanding compliance with Section 14(ii) above, the parties agree to attempt to settle such Dispute through non-binding mediation conducted by a mediator with at least five (5) years of mediation experience who has been qualified under the Texas Alternative Dispute Resolution Act (a “Mediator”). In the event that the parties cannot agree on a single Mediator, then each of the parties shall select a Mediator, and the two (2) Mediators thus selected shall select a single Mediator to hear the Dispute. Each of the parties shall pay one-half (1/2) of the aggregate fees and expenses of the mediation.

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           (iv) Any Dispute that remains unresolved notwithstanding compliance with Sections 14(ii) and (iii) above, or any Dispute with respect to which one or more parties shall fail to comply in all material respects with the requirements of such Section 14(ii) and/or (iii) promptly following the written request of the other party, shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its “R-Series” Commercial Arbitration Rules, as supplemented and modified by its “E-Series” Commercial Arbitration Rules (or under such other AAA rules as may then apply with respect to expedited arbitration), and judgment on the award (the “Award”) rendered by the arbitrator(s) (the “Arbitrator”) may be entered in any court having jurisdiction thereof. The parties agree to and mutually request an oral hearing of the Dispute. The Arbitrator must have at least five (5) years of arbitration experience.

           (v) The parties expressly agree that, prior to the appointment of the Arbitrator, nothing in this Agreement shall prevent a party from applying to a court that otherwise would be of competent jurisdiction solely to obtain a preliminary injunction or other similar provisional or interim relief to maintain the status quo. Upon appointment of the Arbitrator, the Arbitrator shall have sole jurisdiction to hear any such applications, except that any such provisional or interim measures that the Arbitrator may order may be immediately and specifically enforced by a court that otherwise would be of competent jurisdiction.

           (vi) Each of the parties shall pay one-half (1/2) of the aggregate fees and expenses of the arbitration, and all other fees and expenses (such as, for example, attorney and accounting fees, actuarial and other experts) shall be paid by the party incurring them; provided, however, that a party prevailing on substantially all of its claims shall be entitled to reasonable attorneys’ fees, costs, and other disbursements in addition to any other relief to which such party may be entitled.

           (vii) The place of any arbitration instituted under this Section 14 shall be Dallas, Texas. Each party consents to jurisdiction in such forum.

     15. Upon the execution hereof, Debtor shall deliver to Secured Party the stock certificate or certificates representing the Collateral, including Debtor’s endorsements thereon as appropriate or appropriate stock powers, duly executed in blank, to be held by Secured Party in accordance with the terms of this Agreement.

     16. Upon full payment and performance of all of the Obligations and upon payment of all additional costs and expenses provided herein, this Agreement shall terminate and Secured Party shall deliver to Debtor, at Debtor’s expense, such of the Collateral as shall not have been sold or otherwise disposed of pursuant to this Agreement.

     17. Secured Party shall exercise reasonable care to assure the safe custody of the Collateral while held pursuant hereto, but shall have no other obligations with respect to the Collateral.

     18. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided in other instruments and agreements

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between Debtor and Secured Party, or as provided by law, including without limitation, the rights and remedies of a secured party under the Code.

     19. This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of Texas, except as required by mandatory provisions of law and except if the validity or perfection of the security interest hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of Texas.

     20. This Agreement and the security interest created hereby shall be transferable and assignable by the Secured Party in whole or in part, at such times and upon such terms as it deems advisable and, upon any such transfer or assignment, the transferee or assignee shall succeed to all rights and powers of the Secured Party hereunder to the extent of any such transfer or assignment. The Agreement shall not be transferable or assignable by Debtor without the prior written consent of Secured Party. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their successors, permitted assigns, heirs and legal representatives.

     21. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed (i) duly given if (A) it is faxed to the intended recipient as set forth below, and (B) thereafter it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and (ii) duly received upon actual receipt:

	If to the Secured Party:	Copy to:
	Covenant Group of Texas, Inc.	Brian D. Bowden, Esq.
	5601 Bridge Street, Suite 504	Brian D. Bowden, P.C.
	Fort Worth, Texas 76112	2900 Westridge Avenue
	Attn: Mr. Gary Staats	Fort Worth, Texas 76116
	Facsimile: 817/446-0923	Facsimile: 817/732-7722

	If to the Debtor:	Copy to:
	Capital Senior Management 1, Inc.	Jeffrey L. Fisher, Esq.
	14160 Dallas Parkway, Suite 300	Geary, Porter & Donovan, P.C.
	Dallas, Texas 75254	16475 Dallas Parkway, Suite 500
Attn:	James A. Stroud and	Addison, Texas 75001
	David R. Brickman	Facsimile: 972/931-9208
Facsimile: 972/770-5666

Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     22. This Agreement and all documents and instruments executed in connection therewith or herewith, supersede any and all other agreements, either oral or in writing, between

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the parties hereto with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect to the subject matter hereof.

     23. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by all of the parties hereto. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.

     24. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Secured Party may not pledge, assign or otherwise transfer the Obligations and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

     25. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     26. No delay, failure to enforce or single or partial exercise on the part of Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercise or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default.

     27. Notwithstanding any other provision contained in this Agreement or the Note, in the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents and Purchase Agreement, to the full extent permitted by the Code.

[Signature page follows]

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     IN WITNESS WHEREOF, Debtor and Secured Party have entered into this Security Agreement as of the date first above written.

DEBTOR: CAPITAL SENIOR MANAGEMENT 1, INC., a Texas corporation
By:	/s/ David R. Brickman
David R. Brickman, Vice President

SECURED PARTY: COVENANT GROUP OF TEXAS, INC., a Delaware corporation
By:	/s/ Robert Bullock
Robert Bullock, Executive Vice President

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